Exhibit 10.2

FORM OF AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 5, 2026, is made by and between Robo.ai, Inc., a company organized in the Cayman Islands (the “Company”), and each of the investors listed on the signature page hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS, on December 10, 2025, the Company and the Buyers entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which, among other things, the Company agreed to issue and sell, and the Buyer agreed to purchase, certain securities of the Company; all capitalized terms used, but not otherwise defined, herein shall have the respective meanings set forth in the Securities Purchase Agreement; and

WHEREAS, the Company and the Buyers desire to amend the Securities Purchase Agreement as set forth herein.

NOW, THEREFORE, for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Recital paragraph C of the Securities Purchase Agreement is hereby amended and restated as follows:

Each Buyer wishes to purchase, and the Company wishes to sell (i) at the Initial Closing (as defined below), upon the terms and conditions stated in this Agreement, a Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall not exceed $8,500,000)(each, an “Initial Note”, and collectively, the “Initial Notes”)(the Ordinary Shares issuable pursuant to the terms of the Initial Notes, including, without limitation, upon conversion or otherwise, collectively, the “Initial Conversion Shares”), (ii) at the Second Closing (as defined below), a Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall not exceed $1,500,000) (each, a “Second Note”, and collectively, the “Second Notes”)(the Ordinary Shares issuable pursuant to the terms of the Second Notes, including, without limitation, upon conversion or otherwise, collectively, the “Second Conversion Shares”), (iii) at the Third Closing (as defined below), a Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall not exceed $2,000,000) (each, a “Third Note”, and collectively, the “Third Notes”)(the Ordinary Shares issuable pursuant to the terms of the Third Notes, including, without limitation, upon conversion or otherwise, collectively, the “Third Conversion Shares”), and (iv) at the Fourth Closing (as defined below), a Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall not exceed $11,000,000) (each, a “Fourth Note”, and collectively, the “Fourth Notes”)(the Ordinary Shares issuable pursuant to the terms of the Fourth Notes, including, without limitation, upon conversion or otherwise, collectively, the “Fourth Conversion Shares”).

2. Recital paragraph D of the Securities Purchase Agreement is hereby amended and restated as follows:

Subject to the terms and conditions set forth in this Agreement, the Buyers may require the Company to participate in one or more Additional Closings (as defined below) for the purchase by each such applicable Buyer, and the sale by the Company of a Note in an original principal amount of set forth in the applicable Additional Closing Notice (as defined below) (each Note to be sold at an Additional Closing, an “Additional Note”, and collectively, the “Additional Notes”)(the Ordinary Shares issuable pursuant to the terms of the Additional Notes, including, without limitation, upon conversion or otherwise, collectively, the “Additional Conversion Shares”, and collectively with the Initial Conversion Shares, the Second Conversion Shares, the Third Conversion Shares and the Fourth Conversion Shares, the “Conversion Shares”); provided, that the aggregate principal amount of Additional Notes to be sold to the Buyers at any Additional Closing, shall not exceed $10,000,000, in the aggregate, for any given Additional Closing, or $57,000,000, in the aggregate, for all Buyers at all Additional Closings.

3. Section 1(b)(ii) of the Securities Purchase Agreement is hereby amended and restated as follows:

Second Closing. Subject to the completion of the Initial Closing, the date and time of the Second Closing (the “Second Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day following the Effective Date (as defined in the Registration Rights Agreement) or such other date agreed to by the Company and the Buyers. Upon the occurrence of the Effective Date, the Company shall provide written notice to the Buyers that the Effective Date has occurred and the Buyers shall be bound to deliver the Second Purchase Price to the Company on the Second Closing Date, unless (A) an Event of Default has occurred or the Company has breached its representations, warranties or covenants of any Transaction Document (regardless whether such Event of Default or breach has been cured) or (B) the Company has received any notification, written or oral, from the Principal Market that the Company is in non-compliance with the continued listing requirements of the Principal Market.

4. Section 1(b)(iii) of the Securities Purchase Agreement is hereby amended and restated as follows:

Third Closing. Subject to the completion of the Initial Closing and the Second Closing, the date and time of the Third Closing (the “Third Closing Date”) shall be 10:00 a.m., New York time, on a date agreed to by the Company and the Buyers. Upon the occurrence of such effective date, the Company shall provide written notice to the Buyers that the effective date has occurred and the Buyers shall be bound to deliver the Third Purchase Price to the Company on the Third Closing Date, unless (A) an Event of Default has occurred or the Company has breached its representations, warranties or covenants of any Transaction Document (regardless whether such Event of Default or breach has been cured) or (B) the Company has received any notification, written or oral, from the Principal Market that the Company is in non-compliance with the continued listing requirements of the Principal Market.

5. The Securities Purchase Agreement is hereby amended to add the following new Section 1(b)(iv):

Fourth Closing. Subject to the completion of the Initial Closing, the Second Closing and the Third Closing, the date and time of the Fourth Closing (the “Fourth Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day following (x) the Company’s receipt of written notice from the Principal Market that the Company is in compliance with all continued listing requirements of the Principal Market, and (y) the effective date of the Registration Statement registering the resale of all Third Conversion Shares and Fourth Conversion Shares or such other date agreed to by the Company and the Buyers. Upon the receipt of such notice, the Company shall provide written notice to the Buyers that the date has occurred, including a copy of the notice from the Principal Market, and the Buyers shall be bound to deliver the Fourth Purchase Price to the Company on the Fourth Closing Date, unless (A) an Event of Default has occurred or the Company has breached its representations, warranties or covenants of any Transaction Document (regardless whether such Event of Default or breach has been cured) or (B) the Company has received an additional notification, written or oral, from the Principal Market that the Company is in non-compliance with the continued listing requirements of the Principal Market.

6. Section 1(b)(iv) of the Securities Purchase Agreement is hereby renumbered to Section 1(b)(v) and Section 1(b)(v)(1) is hereby amended and restated as follows:

Additional Closings at Buyer’s Election. Subject to the satisfaction (or waiver) of the conditions to closing set forth in this Section 1(b)(v) and Sections 6(d) and 7(d) below (the “Additional Closing Conditions”), each Buyer, severally, shall have the right, exercisable by e-mail delivery of a written notice to the Company (each, an “Additional Optional Closing Notice”) to purchase, and to require the Company to sell to such Buyer, at one or more Additional Closings (such Additional Closing, each, an “Additional Optional Closing”), up to such maximum aggregate principal amount of $57,000,000 Additional Notes (subject to reduction, on a dollar-for-dollar basis for the aggregate principal amount of any Additional Notes issued in any Additional Closing on or prior to such Additional Closing Date, if any)(each, an “Additional Optional Closing Maximum Amount”) for all Additional Closings. Each Additional Optional Closing Notice shall specify (x) the proposed date and time of the applicable Additional Closing (which, if unspecified in such Additional Optional Closing Notice, shall be the fifth (5th) Trading Day after such Additional Optional Closing Notice or such other date as is mutually agreed to by the Company and each Buyer) and (y) the aggregate principal amount of Additional Notes to be purchased by each Buyer at such applicable Additional Optional Closing, which shall not exceed the Additional Optional Closing Maximum Amount of such applicable Buyer (or such other amount as the Company and such Buyer shall mutually agree)(such aggregate principal amount of Additional Notes set forth in such Additional Optional Closing Notice to be purchased by such Buyer, each, an “Additional Optional Note Amount”). If a Buyer provides an Additional Optional Closing Notice to the Company, the Company shall be required to file a Registration Statement (as defined in the Registration Rights Agreement) to register the resale of the Conversion Shares underlying such Additional Notes issued for such Additional Option Closing, and such Buyer shall not be required to deliver the Additional Purchase Price for such Additional Notes to the Company until the Registration Statement registering the resale of the Conversion Shares underlying such Additional Notes has been declared effective by the SEC. The Buyers’ rights to effect any Additional Optional Closings hereunder shall terminate on the three (3) year anniversary of the Initial Closing Date (or such earlier date as the Buyers shall determine, in their sole discretion, by delivery of a written notice to the Company) (the “Additional Closing Expiration Date”).

7. Section 1(b)(v)(ii) of the Securities Purchase Agreement is hereby amended and restated as follows:

Additional Mandatory Closing at Company’s Election. Subject to the satisfaction (or waiver) of the Additional Closing Conditions, at any time after the thirtieth (30th) Trading Day (as defined in the Notes) after such applicable Closing immediately prior to such date of determination, if on each Trading Day during the twenty (20) Trading Days immediately prior to such date of determination: (i) the aggregate daily dollar trading volume (as reported on the Reporting Service (as defined in the Notes)) of the Ordinary Shares on the Principal Market (as defined below) is at least $1,000,000, (ii) no more than $500,000 million in aggregate principal amount of Notes remain outstanding, (iii) the Company is in compliance with the continued listing requirements of the Principal Market, including the minimum bid price requirement pursuant to Nasdaq Listing Rule 5550(a)(2), or has cured any deficiencies of the continued listing requirements of the Principal Market of which the Company has been notified by the Principal Market, and (iv) no Equity Conditions Failure (as defined in the Notes) (each of the foregoing in clauses (i) through (v), collectively the “Subsequent Tranche Conditions”) then exists, the Company shall have the right to require each Buyer to purchase at such applicable Additional Closing up to such maximum aggregate principal amount of Additional Notes as set forth opposite such Buyer’s name in column (7) of the Schedule of Buyers at any such Additional Closing (but in no event greater, for all Additional Closings, than such maximum aggregate principal amount of Additional Notes as set forth opposite such Buyer’s name in column (8) of the Schedule of Buyers (subject to reduction, on a dollar-for-dollar basis for the aggregate principal amount of any Additional Notes issued in any Additional Optional Closing on or prior to such Additional Closing Date, if any)(as applicable, each, an “Additional Mandatory Closing Maximum Amount”), by delivering a written notice by e-mail and overnight courier to each Buyer (each, an “Additional Mandatory Closing Notice”, and together with the Additional Optional Closing Notices, each an “Additional Closing Notice”, and the date of an applicable Additional Mandatory Closing Notice, each an “Additional Mandatory Closing Notice Date”) at one or more Additional Closings (such Additional Closing, each, an “Additional Mandatory Closing”). Notwithstanding the foregoing, any Trading Day period above shall be extended by the number of Trading Days during such period and any extension thereof contemplated by this proviso on which any Buyer is restricted from trading due to such Buyer’s possession of material non-public information of the Company and/or any of its Subsidiaries. Each Additional Mandatory Closing Notice shall be irrevocable. Each Additional Mandatory Closing Notice shall (A) certify that no Event of Default then exists and, other than with respect to deliverables to be delivered to each Buyer at such Additional Mandatory Closing, all the conditions to closing set forth in this Section 1(b)(iv) and Sections 6(d) and 7(d) below have been satisfied in full as of such applicable Additional Mandatory Closing Notice Date, (B) specify the proposed date of such Additional Mandatory Closing (which shall be no less than two (2) Business Days nor more than twenty (20) Business Days after such Additional Mandatory Closing Notice Date, subject to the right of each Buyer, by written notice to the Company, to accelerate such applicable Additional Closing Date to an earlier date, not less than one (1) Trading Days after such applicable Additional Mandatory Closing Notice Date (or such other date as such Buyer and the Company shall mutually agree)) and (C) specify the aggregate principal amount of Additional Notes to be purchased by each Buyer at such applicable Additional Mandatory Closing, which shall not exceed the individual or aggregate, as applicable, Additional Mandatory Closing Maximum Amount of such applicable Buyer (or such other amount as the Company and such Buyer shall mutually agree) (such aggregate principal amount of Additional Notes set forth in such Additional Mandatory Closing Notice to be purchased by such Buyer, each, an “Additional Mandatory Note Amount”). For the avoidance of doubt, the Company shall not be entitled to effect an Additional Mandatory Closing if on such applicable Additional Mandatory Closing Date there is an Event of Default or if the Company fails to satisfy any of the other conditions to closing herein (unless waived in writing by the applicable Buyer participating in such Additional Mandatory Closing). The Company’s rights to effect any Additional Closings hereunder shall terminate upon the Additional Closing Expiration Date.

8. Section 1(c) of the Securities Purchase Agreement is hereby amended and restated as follows:

Purchase Price. The aggregate purchase price for the Initial Notes to be purchased by each Buyer (the “Initial Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (9) on the Schedule of Buyers. The aggregate purchase price for the Second Notes to be purchased by each Buyer (the “Second Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (10) on the Schedule of Buyers. The aggregate purchase price for the Third Notes to be purchased by each Buyer (the “Third Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (11) on the Schedule of Buyers. The aggregate purchase price for the Fourth Notes to be purchased by each Buyer (the “Fourth Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (12) on the Schedule of Buyers. The aggregate purchase price for the Additional Notes to be purchased by each Buyer (the “Additional Purchase Price” and together with the Initial Purchase Price, Second Purchase Price, Third Purchase Price and Fourth Purchase Price, each, a “Purchase Price”) shall be $920 for each $1,000 of principal amount of Additional Notes to be purchased by such Buyer at each Additional Closing.

9. The Securities Purchase Agreement is hereby amended to add the following new Section 1(d)(iv):

On the Fourth Closing Date, (A) each Buyer shall pay its respective Fourth Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) to the Company for the Fourth Notes to be issued and sold to such Buyer at the Fourth Closing, by wire transfer of immediately available funds in accordance with the Fourth Flow of Funds Letter (as defined below) and (B) the Company shall deliver to each Buyer a Fourth Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (6) of the Schedule of Buyers, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

10. Section 1(d)(iv) of the Securities Purchase Agreement is hereby renumbered to Section 1(d)(v).

11. Section 1(e) of the Securities Purchase Agreement is hereby amended and restated as follows:

Rank. Each party hereto acknowledges that the Initial Notes, the Second Notes, the Third Notes, the Fourth Notes and the Additional Notes shall be part of a single series of notes and shall rank pari passu with each other and senior to all outstanding and future indebtedness of the Company, other than Permitted Indebtedness (as defined in the Notes) secured by Permitted Liens (as defined in the Notes).

12. Section 3(c) of the Securities Purchase Agreement is hereby amended and restated as follows:

Issuance of Securities. The issuance of the Securities have been duly authorized and upon issuance in accordance with the terms of the Transaction Documents, (i) the Notes will be validly executed, authenticated, issued, sold, and delivered and will constitute the legal, valid, and binding obligations of the Company, and (ii) the Conversion Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of each Closing, the Company shall have reserved from its duly authorized share capital not less than the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that (i) all Second Notes, Third Notes, Fourth Notes and Additional Notes issuable hereunder shall have been issued at a Second Closing, Third Closing, Fourth Closing and an Additional Closing on the Initial Closing Date, (ii) the Notes are convertible at the Floor Price (as defined in the Notes), and (iii) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes). Upon issuance or conversion in accordance with the terms of the Notes, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

13. Section 4(l) of the Securities Purchase Agreement is hereby amended and restated as follows:

Reservation of Shares. During the Covenant Period, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of Ordinary Shares issuable upon conversion of all the Notes then outstanding (assuming for purposes hereof that (i) all Second Notes, all Third Notes, all Fourth Notes and all Additional Notes issuable hereunder shall have been issued at the Second Closing, the Third Closing, the Fourth Closing and an Additional Closing on the Initial Closing Date, (ii) the Notes are convertible at the Floor Price as of such applicable date of determination, and (iii) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of Ordinary Shares reserved pursuant to this Section 4(l) be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of Notes. If at any time the number of Ordinary Shares authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

14. The Securities Purchase Agreement is hereby amended to add the following new Section 6(d):

The obligation of the Company hereunder to issue and sell the Fourth Notes to each Buyer at the Fourth Closing is subject to the satisfaction, at or before the Fourth Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Fourth Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) for the Fourth Note being purchased by such Buyer at the Fourth Closing by wire transfer of immediately available funds in accordance with the Fourth Flow of Funds Letter (as defined below).

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Fourth Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Fourth Closing Date.

15. Section 6(d) of the Securities Purchase Agreement is hereby renumbered to Section 6(e).

16. The Securities Purchase Agreement is hereby amended to add the following new Section 7(d):

The obligation of each Buyer hereunder to purchase its Fourth Note at the Fourth Closing is subject to the satisfaction, at or before the Fourth Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(iv) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer a Fourth Note in such original principal amount as is set forth across from such Buyer’s name in column (6) of the Schedule of Buyers as being purchased by such Buyer at the Fourth Closing pursuant to this Agreement.

(v) Such Buyer shall have received the legal opinion with respect to matters of (i) Cayman Islands law of Appleby Global, and (ii) the legal opinion with respect to matters of U.S. law of Han Kun Law Offices, LLP, the Company’s United States counsel, each dated as of the Fourth Closing Date, in the form acceptable to such Buyer.

(vi) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(vii) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Fourth Closing Date.

(viii) The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Fourth Closing Date.

(ix) The Company shall have delivered to such Buyer a certified copy of the Articles as certified by the Cayman Islands within ten (10) days of the Fourth Closing Date.

(x) Each Subsidiary shall have delivered to such Buyer a certified copy of its certificate of incorporation (or such equivalent organizational document) as certified by the Secretary of State (or comparable office) of such Subsidiary’s jurisdiction of incorporation within ten (10) days of the Fourth Closing Date.

(xi) The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary or the Chief Financial Officer of the Company and dated as of the Fourth Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Articles and (iii) the bylaws of the Company, each as in effect at the Fourth Closing.

(xii) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Fourth Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Fourth Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Fourth Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(xiii) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of Ordinary Shares outstanding on the Fourth Closing Date immediately prior to the Fourth Closing.

(xiv) The Ordinary Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Fourth Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Fourth Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(xv) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(xvi) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xvii) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xviii) The Company shall have filed an Additional Listing Application, or otherwise obtained approval, with the Principal Market to list or designate for quotation (as the case may be) the Fourth Conversion Shares.

(xix) Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the “Fourth Flow of Funds Letter”).

(xx) The Initial Registration Statement (as defined in the Registration Rights Agreement), which includes the resale of the Fourth Conversion Shares, shall have been declared effective by the SEC.

(xxi) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request

17. Section 7(d) of the Securities Purchase Agreement is hereby renumbered to Section 7(e) and Section 7(e)(i) is amended and restated as follows:

The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer an Additional Note in such original principal amount as is set forth across from such Buyer’s name in column (7) of the Schedule of Buyers as being purchased by such Buyer at the Additional Closing pursuant to this Agreement.

18. Section 7(e)(xvi) of the Securities Purchase Agreement is hereby amended and restated as follows:

Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the “Additional Flow of Funds Letter”, and together with the Initial Flow of Funds Letter, the Second Flow of Funds Letter, the Third Flow of Funds Letter and the Fourth Flow of Funds Letter, each, a “Flow of Funds Letter”)

19. The Schedule of Buyers to the Securities Purchase Agreement is hereby amended and restated as set forth in Schedule A attached hereto.

20. Except as specifically modified and amended herein and to update section references and capitalized terms to include the Fourth Closing related capitalized terms and section references, all other terms, conditions and covenants contained in the Securities Purchase Agreement shall remain in full force and effect.

21. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

22. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Buyer.

23. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with Section 9(a) of the Securities Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY:

ROBO AI, INC.

By:
Name:
Title:

BUYER:

[●]

By:
Name:
Title:

[Signature Page to Amendment to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)	(13)

Buyer	Address and Facsimile Number	Original Principal Amount of Initial Notes	Original Principal Amount of Second Notes	Original Principal Amount of Third Notes	Original Principal Amount of Fourth Notes	Maximum Original Principal Amount of Additional Notes at an Additional Closing	Maximum Original Principal Amount of Additional Notes at all Additional Closings	Initial Purchase Price	Second Purchase Price	Third Purchase Price	Fourth Purchase Price	Legal Representative’s Address and Facsimile Number

[●] (the “Lead Buyer”)	[●] Attention: E-Mail:	$8,500,000	$1,500,000	$2,000,000	$11,000,000	$10,000,000	$57,000,000	$7,820,000	$1,380,000	$1,840,000	$10,120,000	Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 Telephone: (212) 660-3060 Attention: David E. Danovitch, Esq. E-mail: ddanovitch@sullivanlaw.com
TOTAL		$8,500,000	$1,500,000	$2,000,000	$11,000,000	$10,000,000	$57,000,000	$7,820,000	$1,380,000	$1,840,000	$10,120,000